EXHIBIT 16

                            AGREEMENT OF TERMINATION

     THIS AGREEMENT (the "Termination Agreement") is made as of the 5th day of June, 1996, by and among New Valley Corporation, a New York corporation ("New Valley"), ALKI Corp., a Delaware corporation and a direct wholly owned subsidiary of New Valley ("ALKI"), High River Limited Partnership, a Delaware limited partnership ("High River"), Brooke Group Ltd., a Delaware corporation ("BGL"), and BGLS Inc. ("BGLS"), a Delaware corporation and a direct wholly-owned subsidiary of BGL (collectively, the "Parties").

     BGL, BGLS and High River are parties to an agreement dated October 17, 1995, as amended by the letter agreement dated November 5, 1995 (the "High River Agreement"). New Valley, ALKI and High River are parties to an agreement dated October 17, 1995, as amended by the letter agreement dated October 17, 1995, and as further amended by the letter agreement dated November 5, 1995 (the "New Valley Agreement") (the High River Agreement and the New Valley Agreement are collectively referred to as the "Agreements"). Each of the Parties hereby agrees to terminate each of the Agreements to which it is a party.

     Despite the termination of the Agreements by the mutual consent as provided herein, the Parties hereto agree that the effect of such termination shall be as if any of the Parties to either of the Agreements terminated such Agreement following a Termination Event applicable to such terminating person.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 5th day of June, 1996.

BROOKE GROUP LTD.                      ALKI CORP.

By:                                    By:
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Name:                                  Name:
Its:                                   Its:

BGLS INC.                              HIGH RIVER LIMITED PARTNERSHIP
                                       By:  RIVERDALE INVESTORS CORP.,
                                            INC.

By:
    ----------------------------
Name:
Its:                                   By:
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NEW VALLEY CORPORATION

By:
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Name:
Its: